Exhibit (a)(17)
SIXTEENTH AMENDMENT DATED DECEMBER 17, 2013
TO JANUS ASPEN SERIES’
AMENDED AND RESTATED TRUST INSTRUMENT
DATED MARCH 18, 2003
AND AMENDED DECEMBER 29, 2005
Pursuant to authority granted by the Trustees, Schedule A of the Amended and Restated Trust Instrument, as amended, is further amended effective January 28, 2014, to reflect the name change of Janus Aspen Protected Series – Growth to Janus Aspen Preservation Series – Growth.
SCHEDULE A

Series of the Trust	Available Classes
Balanced Portfolio	Institutional Shares
Service Shares

Enterprise Portfolio	Institutional Shares
Service Shares

Flexible Bond Portfolio	Institutional Shares
Service Shares

Forty Portfolio	Institutional Shares
Service Shares

Global Technology Portfolio	Institutional Shares
Service Shares

Global Research Portfolio	Institutional Shares
Service Shares

Overseas Portfolio	Institutional Shares
Service Shares

Janus Portfolio	Institutional Shares
Service Shares

Janus Aspen INTECH U.S. Low Volatility Portfolio	Service Shares

Janus Aspen Perkins Mid Cap Value Portfolio	Institutional Shares
Service Shares

Janus Aspen Preservation Series – Growth	Institutional Shares
Service Shares

Global Allocation Portfolio – Moderate	Institutional Shares
Service Shares

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